Exhibit 99.1

Genie Energy Announces Second Quarter 2024 Results

Newark, NJ – August 6, 2024: Genie Energy, Ltd. (NYSE: GNE), a leading retail energy and renewable energy solutions provider, today announced results for the second quarter of 2024.

Michael Stein, chief executive officer of Genie Energy, commented:

"Our solid second quarter results reflect the investments in meter and RCE growth we made in the first half of last year, combined with a stable, normalized retail energy environment. We also delivered a solid performance at Genie Renewables, where Diversegy and our operational solar farms helped drive 7% revenue growth and over 700 basis points of gross margin expansion.

"Our strong performance over the first half of 2024 puts us on track to achieve our full year guidance of $40 to $50 million in consolidated Adjusted EBITDA.  In the second quarter, we also improved our ability to fund growth and capital return initiatives by increasing our net cash, cash equivalents and marketable securities by nearly $16 million, even while in investing in our business, paying out our quarterly dividend and repurchasing $2.6 million of our common stock."

Second Quarter 2024 Highlights

(Unless otherwise noted, 2Q24 results are compared to 2Q23, and results of Genie Retail Energy International (GREI) are included in discontinued operations for all periods.)

●	Revenue decreased 3.0% to $90.7 million from $93.5 million;
●	Gross profit decreased 12.8% to $33.3 million from $38.2 million. Gross margin decreased to 36.8% from the stronger than usual 40.9% attained last year;
●	Income from operations decreased to $10.6 million from $15.0 million;
●	Adjusted EBITDA[1] decreased to $12.0 million from $15.8 million;
●	Net income attributable to Genie common stockholders and income per diluted share EPS attributable to Genie common stockholders of $9.6 million and $0.36 compared to $15.0 million and $0.57, respectively;

●	Non-GAAP net income[1] and non-GAAP EPS[1] attributable to Genie common stockholders of $10.1 million and $0.37 compared to $15.0 million and $0.57, respectively;

1

	●	Cash and cash equivalents, short and long-term restricted cash, and marketable equity securities increased to $178.3 million at June 30, 2024, from $162.4 million at March 31, 2024;
	●	Genie repurchased approximately 169,000 shares of its Class B Common stock for $2.6 million during 2Q24;
	●	Genie will pay a $0.075 per share quarterly dividend to Class A and Class B common stockholders on August 22, 2024, with a record date of August 14, 2024.
[1]	Adjusted EBITDA, Non-GAAP net income (loss) attributable to Genie Energy Ltd. common stockholders, and Non-GAAP EPS for all periods presented are non-GAAP measures intended to provide useful information that supplements the core operating results in accordance with GAAP for Genie Energy or the relevant segment. Please refer to the Reconciliation of Non-GAAP Financial Measures at the end of this release for an explanation of these non-GAAP metrics, as well as reconciliations to its most directly comparable GAAP measures.

Select Financial Metrics

(in millions except for EPS)*	2Q24	2Q23	Change
Total Revenue	$90.7	$93.5	(3.0)%
Genie Retail Energy	$86.7	$89.7	(3.4)%
Electricity	$78.3	$80.2	(2.4)%
Natural Gas	$8.4	$9.0	(6.2)%
Others	$0.0	$0.6	(99.4)%
Genie Renewables	$4.0	$3.7	6.6%
Gross Margin	36.8%	40.9%	(412)	bps
Genie Retail Energy	37.2%	41.8%	(455)	bps
Genie Renewables	26.8%	19.6%	721	bps
Income from Operations	$10.6	$15.0	(29.7)%
Operating Margin	11.6%	16.1%	(444)	bps
Net Income from Continuing Operations	$9.5	$12.2	(21.9)%
(Loss) Income Attributable to Discontinued Operations, Net of Tax	$(0.1)	$3.2	(104.6)%
Net Income Attributable to Genie Common Stockholders	$9.6	$15.0	(35.8)%
Diluted Earnings Per Share	$0.36	$0.57	(0.21)	$
Non-GAAP Net Income Attributable to Genie Common Stockholders	$10.1	$15.0	(32.7)%
Non-GAAP Diluted Earnings Per Share	$0.37	$0.57	(0.20)	$
Adjusted EBITDA	$12.0	$15.8	(24.0)%
Cash Flow from Continuing Operating Activities	$17.6	$3.0	486.9%
*	Numbers may not add due to rounding

2

Segment Highlights

Genie Retail Energy (GRE)

GRE's second quarter revenue decreased 3.4% to $86.7 million from $89.7 million last year. Income from operations decreased 20.7% to $14.6 million from $18.4 million, and Adjusted EBITDA decreased 20.7% to $14.9 million from $18.8 million driven by a reduction in gross margins on electricity sales from the exceptionally high levels attained in the year ago quarter.  Aggregate electricity units sold remained relatively consistent versus last year, as an increase in consumption per meter substantially offset a decrease in electricity meters served.

GRE Select Performance Metrics

(RCEs and Meters in thousands)*	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	2022	2023
RCEs	352	380	375	350	348	345	262	350
Electricity	276	304	298	272	267	266	181	272
Natural Gas	77	76	77	78	81	78	81	78
Meters	349	381	385	361	365	362	276	361
Electricity	271	302	304	279	281	278	197	279
Natural Gas	78	80	81	82	83	84	79	82
Gross Adds	129	75	60	52	70	53	123	52
Churn**	4.4%	4.3%	4.4%	5.4%	5.5%	4.6%	4.8%	5.4%

*	Numbers may not add due to rounding
**	Excludes the impacts of aggregation deal expirations

Genie Renewables (GREW)

GREW's second quarter revenue increased  6.6% to $4.0 million from $3.7 million last year, driven by 53.3% growth at Diversegy, and a $0.4 million contribution from Genie Solar's operating portfolio.

At June 30, 2024, Genie Solar's operating portfolio and development pipeline comprised:

Pipeline	Total	Operational	Site Control	Permitting	Construction
MW	85	10	55	10	10
Project Count	14	1	9	2	2

Balance Sheet and Cash Flow Highlights

As of June 30, 2024, Genie reported cash and cash equivalents, short and long-term restricted cash, and marketable equity securities of $178.3 million.

Total assets as of June 30, 2024 were $322.8 million. Liabilities totaled $133.2 million, and working capital (current assets less current liabilities) totaled $132.7 million.

Cash provided by operating activities increased to $17.6 million in 2Q24 from $3.0 million in 2Q23.

3

Trended Financial Information*

(in millions except for EPS)**	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	2022	2023
Total Revenue	$105.3	$93.5	$125.0	$104.9	$119.7	$90.7	$316.2	$428.7
Genie Retail Energy	$101.4	$89.7	$120.3	$98.4	$112.5	$86.7	$304.6	$409.9
Electricity	$74.5	$80.2	$114.0	$82.1	$89.4	$78.3	$241.8	$350.8
Natural Gas	$26.9	$9.0	$5.0	$15.1	$22.4	$8.4	$62.1	$56.0
Others	$0.0	$0.6	$1.3	$1.2	$0.7	$0.0	$0.7	$3.1
Genie Renewables	$3.9	$3.7	$4.7	$6.5	$7.2	$4.0	$11.6	$18.8
Gross Margin	31.6%	40.9%	32.9%	32.1%	28.2%	36.8%	49.2%	34.1%
Genie Retail Energy	32.1%	41.8%	33.9%	33.0%	28.6%	37.2%	50.4%	35.0%
Genie Renewables	19.3%	19.6%	5.3%	17.2%	22.0%	26.8%	15.6%	15.1%
Income (Loss) from Operations	$11.3	$15.0	$17.9	$(34.2)	$9.8	$10.6	$78.4	$10.0
Operating Margin	10.7%	16.1%	14.3%	(32.6)%	8.2%	11.6%	24.8%	2.3%
Net Income (Loss) Attributable to Genie Common Stockholders	$14.3	$15.0	$14.5	$(24.5)	$8.1	$9.6	$85.9	$19.2
Diluted Earnings (Loss) Per Share	$0.54	$0.57	$0.53	$(0.90)	$0.30	$0.36	$3.26	$0.74
Adjusted EBITDA	$12.4	$15.8	$18.5	$11.4	$11.7	$12.0	$83.2	$58.2

*	Some Genie Retail Energy International (GREI) operations have been classified as a discontinued operation and their results excluded from current and historical results
**	Numbers may not add due to rounding

2024 Commentary

Stein continued: “Our solid performance in the first half of 2024 puts us on track to achieve our new, consolidated Adjusted EBITDA baseline of $40 - $50 million annually, representing a meaningful increase from the $25 - $30 million range we were targeting just a few years ago.

"In our solar portfolio, we expect to continue to build out our two New York community solar projects for the rest of the year. We have also advanced two projects, comprising 10MW of potential production, to the permitting stage and are identifying new opportunities to expand our pipeline. Also within GREW, we expect that Diversegy will report another year of strong double-digit growth."

4

Earnings Announcement and Supplemental Information

At 8:30 AM Eastern this morning, Genie Energy’s management will host a conference call to discuss the Company's financial and operational results, business outlook, and strategy. The call will begin with management’s remarks, followed by Q&A with investors.

To participate in the conference call, dial 1-877-545-0523 (toll-free from the US) or 1-973-528-0016 (international) and provide the following participant access code: 312566.

Approximately three hours after the call, a call replay will be accessible by dialing 1-877-481-4010 (toll-free from the US) or 1-919-882-2331 (international) and providing the replay passcode: 50905. The replay will remain available through Tuesday, August 20, 2024. In addition, a recording of the call will be available for playback on the “Investors” section of the Genie Energy website.

About Genie Energy Ltd.

Genie Energy Ltd., (NYSE: GNE) is a leading retail energy and renewable energy solutions provider. The Genie Retail Energy division (GRE) supplies electricity, including electricity from renewable resources, and natural gas to residential and small business customers in the United States. The Genie Renewables division (GREW) is a vertically-integrated provider of community and utility-scale solar energy solutions. For more information, visit Genie.com.

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words "believe," "anticipate," "expect," "plan," "intend," "estimate, "target" and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Contact

Brian Siegel IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com

5

GENIE ENERGY LTD.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$122,342	$107,609
Restricted cash—short-term	9,178	10,442
Marketable equity securities	344	396
Trade accounts receivable, net of allowance for doubtful accounts of $7,349 and $6,574 at June 30, 2024 and December 31, 2023, respectively	54,228	61,909
Inventory	5,637	14,598
Prepaid expenses	11,743	16,222
Other current assets	5,576	5,475
Current assets of discontinued operations	7,080	13,182
Total current assets	216,128	229,833
Restricted cash—long-term	46,400	44,945
Property and equipment, net	20,234	15,192
Goodwill	12,658	9,998
Other intangibles, net	2,551	2,735
Deferred income tax assets, net	5,209	5,200
Other assets	15,308	15,247
Noncurrent assets of discontinued operations	4,295	7,405
Total assets	$322,783	$330,555
Liabilities and equity
Current liabilities:
Trade accounts payable	26,585	27,881
Accrued expenses	36,288	49,389
Income taxes payable	9,062	6,699
Due to IDT Corporation, net	150	145
Other current liabilities	6,505	9,280
Current liabilities of discontinued operations	4,790	4,858
Total current liabilities	83,380	98,252
Noncurrent captive insurance liability	46,400	44,945
Other liabilities	2,771	2,212
Noncurrent liabilities of discontinued operations	678	638
Total liabilities	133,229	146,047
Commitments and contingencies	—	—
Equity:
Genie Energy Ltd. stockholders’ equity:
Preferred stock, $0.01 par value; authorized shares - 10,000:
Series 2012-A, designated shares - 8,750; at liquidation preference, consisting of 0 shares issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Class A common stock, $0.01 par value; authorized shares - 35,000; 1,574 shares issued and outstanding at June 30, 2024 and December 31, 2023	16	16
Class B common stock, $0.01 par value; authorized shares - 200,000; 28,906 and 28,764 shares issued and 25,438 and 25,820 shares outstanding at June 30, 2024 and December 31, 2023, respectively	289	288
Additional paid-in capital	158,007	156,101
Treasury stock, at cost, consisting of 3,468 and 2,944 shares of Class B common stock at June 30, 2024 and December 31, 2023	(31,849)	(22,661)
Accumulated other comprehensive income	1,836	3,299
Retained earnings	73,779	60,196
Total Genie Energy Ltd. stockholders’ equity	202,078	197,239
Noncontrolling interests	(12,524)	(12,731)
Total equity	189,554	184,508
Total liabilities and equity	$322,783	$330,555
6

GENIE ENERGY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands, except per share data)
Revenues:
Electricity	$78,301	$80,199	$167,697	$154,686
Natural gas	8,414	8,975	30,812	35,900
Other	3,981	4,289	11,875	8,153
Total revenues	90,696	93,463	210,384	198,739
Cost of revenues	57,360	55,255	143,262	127,245
Gross profit	33,336	38,208	67,122	71,494
Operating expenses:
Selling, general and administrative (i)	22,015	23,173	44,916	45,184
Provision for captive insurance liability	640	—	1,676	—
Impairment of assets	118	—	118	—
Income from operations	10,563	15,035	20,412	26,310
Interest income	1,362	1,008	2,702	1,982
Interest expense	(331)	(30)	(363)	(49)
Gain on marketable equity securities and investments	110	122	227	51
Other income, net	1,262	(104)	1,342	3,142
Income before income taxes	12,966	16,031	24,320	31,436
Provision for income taxes	(3,465)	(3,865)	(6,385)	(7,933)
Net income from continuing operations	9,501	12,166	17,935	23,503
(Loss) income from discontinued operations, net of taxes	(145)	3,173	(410)	6,227
Net income	9,356	15,339	17,525	29,730
Net (loss) income attributable to noncontrolling interests, net	(256)	183	(210)	144
Net income attributable to Genie Energy Ltd.	9,612	15,156	17,735	29,586
Dividends on preferred stock	—	(176)	—	(333)
Net income attributable to Genie Energy Ltd. common stockholders	$9,612	$14,980	$17,735	$29,253

Net income (loss) attributable to Genie Energy Ltd. common stockholders
Continuing operations	$9,757	$11,807	$18,145	$23,025
Discontinued operations	(145)	3,173	(411)	6,228
Net income attributable to Genie Energy Ltd. common stockholders	$9,612	$14,980	$17,734	$29,253

Earnings (loss) per share attributable to Genie Energy Ltd. common stockholders:
Basic:
Continuing operations	$0.37	$0.46	$0.68	$0.90
Discontinued operations	(0.01)	0.12	(0.02)	0.24
Earnings per share attributable to Genie Energy Ltd. common stockholders	$0.36	$0.58	$0.66	$1.15
Diluted
Continuing operations	$0.37	$0.45	$0.67	$0.88
Discontinued operations	(0.01)	0.12	(0.02)	0.24
Earnings per share attributable to Genie Energy Ltd. common stockholders	$0.36	$0.57	$0.65	$1.12

Weighted-average number of shares used in calculation of earnings per share:
Basic	26,569	25,708	26,760	25,516
Diluted	27,033	26,321	27,272	26,073

Dividends declared per common share	$0.075	$0.075	$0.150	$0.150
(i) Stock-based compensation included in selling, general and administrative expenses	$458	$756	$1,207	$1,605
7

GENIE ENERGY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2024	2023
	(in thousands)
Operating activities
Net income	$17,525	$29,730
Net (loss) income from discontinued operations, net of tax	(410)	6,227
Net income from continuing operations	17,935	23,503
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for captive insurance liability	1,676	—
Depreciation and amortization	415	191
Impairment of assets	118	19
Provision for doubtful accounts receivable	1,210	1,372
Inventory valuation allowance	417	—
Unrealized gain on marketable equity securities and investment and others, net	(443)	(162)
Stock-based compensation	1,207	1,648
Changes in assets and liabilities:
Trade accounts receivable	6,565	(4,468)
Inventory	6,616	(2,472)
Prepaid expenses	4,479	(1,971)
Other current assets and other assets	1,919	941
Trade accounts payable, accrued expenses and other liabilities	(18,156)	(2,430)
Due to IDT Corporation, net	4	(21)
Income taxes payable	2,362	(11,581)
Net cash provided by operating activities of continuing operations	26,324	4,569
Net cash provided by operating activities of discontinued operations	7,011	15,671
Net cash provided by operating activities	33,335	20,240
Investing activities
Capital expenditures	(1,562)	(561)
Purchase of solar system facility	(1,344)	—
Purchases of marketable equity securities and other investment	(3,042)	(9,312)
Purchase of equity of subsidiary	(1,200)	—
Proceeds from the sale of marketable equity securities and other investments	—	8,009
Proceeds from settlement of equity method investment	—	282
Repayment of notes receivable	—	19
Net cash used in investing activities	(7,148)	(1,563)
Financing activities
Dividends paid	(4,152)	(4,763)
Repurchases of Class B common stock	(5,897)	—
Repurchases of Class B common stock from employees	(1,508)	(1,475)
Repurchase of Class B common stock from Genie Foundation	(768)	—
Proceeds from the exercise of warrants	—	5,000
Redemption of preferred stock	—	(8,359)
Net cash used in financing activities	(12,325)	(9,597)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(140)	(37)
Net increase in cash, cash equivalents, and restricted cash	13,722	9,043
Cash, cash equivalents, and restricted cash (excluding cash held at discontinued operations) at beginning of period	165,479	106,080
Cash, cash equivalents and restricted cash (including cash held at discontinued operations) at end of the period	179,201	115,123
Less: Cash held at of discontinued operations at end of period	1,281	465
Cash, cash equivalents, and restricted cash (excluding cash held at discontinued operations) at end of period	$177,920	$114,658
8

Reconciliation of Non-GAAP Financial Measures for the Second Quarter of 2024

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), Genie Energy disclosed Adjusted EBITDA on a consolidated basis and for GRE and disclosed Non-GAAP Net Income Attributable to Genie Energy Ltd. Common Stockholders (Non-GAAP Net Income and Non-GAAP earnings per share (Non-GAAP EPS). Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS are non-GAAP financial measures.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Genie’s measure of consolidated Adjusted EBITDA starts with income from operations and adds back depreciation, amortization, and stock-based compensation and deducts impairment of assets and equity in the net loss of equity method investees, net.

Genie's measure of Non-GAAP Net Income starts with net income attributable to Genie Energy Ltd. Common Stockholders in accordance with GAAP and adds captive insurance liability and the tax effect of this adjustment. These additions  are non-cash and/or non-routine items in the relevant periods.

Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS should be considered in addition to, not as a substitute for, or superior to, revenue, gross profit, income from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, Genie’s measurement of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS may not be comparable to similarly titled measures reported by other companies.

Management believes that Genie’s measure of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS provide useful information to both management and investors by excluding certain expenses that may not be indicative of Genie’s or GRE’s core operating results. Management uses Adjusted EBITDA, non-GAAP Net Income and Non-GAAP EPS, among other measures, as relevant indicators of core operational strengths in its financial and operational decision-making.

Management also uses Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS to evaluate operating performance in relation to Genie’s competitors. Disclosure of these non-GAAP financial measures may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. In addition, Genie Energy has historically reported Adjusted EBITDA and believes it is commonly used by readers of financial information in assessing performance. Therefore, the inclusion of comparative numbers provides consistency in financial reporting at this time.

Management refers to Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS as well as the GAAP measures revenue, gross profit, and income from operations, as well as net income, on a consolidated level to facilitate internal and external comparisons to Genie's historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

Although depreciation and amortization are considered operating costs under GAAP, they primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Genie’s operating results exclusive of depreciation and amortization are therefore useful indicators of its current performance.

Stock-based compensation recognized by Genie Energy and other companies may not be comparable because of the various valuation methodologies, subjective assumptions and the variety of types of awards that are permitted under GAAP. Stock-based compensation is excluded from Genie’s calculation of Adjusted EBITDA because management believes this allows investors to make more meaningful comparisons of the operating results of Genie’s core business with the results of other companies. However, stock-based compensation will continue to be a significant expense for Genie Energy for the foreseeable future and an important part of employees’ compensation that impacts their performance.

9

Impairment of assets is a component of income (loss) from operations that is excluded from the calculation of Adjusted EBITDA. The impairment of assets is primarily dictated by events and circumstances outside the control of management that trigger an impairment analysis. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of Genie's continuing operations.

Captive insurance liability is a non-cash charge incurred by Genie's insurance operations. While there may be related charges in other periods, the magnitude of these changes can fluctuate markedly and do not reflect the performance of Genie's continuing operations. Captive insurance losses are excluded from Genie's calculation of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS because management believes this allows investors to make more meaningful comparisons of the operating results of Genie’s core business with the results of other companies.

Following are the reconciliations of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS on a consolidated basis to its most directly comparable GAAP measure. Adjusted EBITDA is reconciled to income from operations for Genie Energy on a consolidated basis as well as for GRE.

Non-GAAP Reconciliation - Consolidated Adjusted EBITDA

(in millions)	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	2022	2023
Income (loss) from Operations	$11.3	$15.0	$17.9	$(34.2)	$9.8	$10.6	$78.4	$10.0
Add back
Captive insurance liability	$0.0	$0.0	$0.0	$45.1	$1.0	$0.6	$0.0	$45.1
Depreciation and Amortization	$0.1	$0.1	$0.1	$0.2	$0.2	$0.2	$0.4	$0.5
Non-Cash Compensation	$0.8	$0.8	$0.6	$0.5	$0.7	$0.5	$2.9	$2.7
Impairment	$0.0	$0.0	$0.0	$0.0	$0.0	$0.1	$2.1	$0.0
Equity in net loss (income) of equity method investees	$0.2	$(0.1)	$(0.1)	$(0.1)	$(0.1)	$0.0	$0.0	$(0.1)
Adjusted EBITDA	$12.4	$15.8	$18.5	$11.5	$11.7	$12.0	$83.8	$58.2

Non-GAAP Reconciliation - GRE Adjusted EBITDA

(in millions)	2Q24	2Q23
Income from Operations	$14.6	$18.4
Add back
Depreciation and Amortization	$0.0	$0.1
Stock-based Compensation	$0.3	$0.3
Impairment	$0.0	$0.0
Equity in the income of equity method investee	$0.0	$0.0
Adjusted EBITDA	$14.9	$18.8

10

 Non-GAAP Reconciliation - Consolidated Non-GAAP Net Income Attributable to Genie Energy Ltd. Common Stockholders and Non-GAAP Diluted Income Per Share

(in millions except for EPS)	2Q24	2Q23
Net income attributable to Genie Energy Ltd. Common Stockholders	$9.6	$15.0
Add back
Captive insurance liability	$0.6	$0.0
Income tax effect of adjustment	$(0.2)	0.0
Non-GAAP net income attributable to Genie Energy Ltd. Common Stockholders	$10.1	$15.0

Diluted earnings per share	$0.36	$0.57
Total adjustments	$0.02	$0.00
Non-GAAP diluted earnings per share	$0.37	$0.57

Weighted average number of shares used in the calculation of diluted earnings per share	27.0	26.1

# # #

11